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                       EXHIBIT NO. 21 LIST OF SUBSIDIARIES


The following is a list of the subsidiaries of the Company


   Name                                           Jurisdiction of Incorporation
   ----                                           -----------------------------
   Chemgold, Inc.                                      California
   Entre Mares El Salvador S.A. de C.V.                El Salvador
   Entre Mares de Guatemala S.A.                       Guatemala
   Glamis Daisy Mining Company                         Nevada
   Glamis Dee Mining Company                           Nevada
   Glamis El Salvador Holdings Ltd.                    Cayman Islands
   Glamis Exploration, Inc.                            Nevada
   Glamis Guatemala Holdings Ltd.                      Cayman Islands
   Glamis Gold, Inc.                                   Nevada
   Glamis Honduras Holdings Ltd.                       Cayman Islands
   Glamis Holdings (Cayman) Ltd.                       Cayman Islands
   Glamis Imperial Corporation                         Nevada
   Glamis Marigold Mining Company                      Nevada
   Glamis Panama Holdings Ltd.                         Cayman Islands
   Glamis Rand Mining Company                          Nevada
   International Mineral Finance Corporation           Barbados
   Mar-West Resources Ltd.                             British Columbia
   Minera Glamis Mexico S.A. de C.V.                   Mexico
   Minerales Entre Mares de Honduras S.A.              Honduras
   Minera Rayrock de Panama S.A.                       Panama
   Rayrock Finance Company.                            Ireland
   U.S. Mineral Finance Co.                            Nevada